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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Metris Companies, Inc.:

We consent to the incorporation by reference in Registration Statement Nos.:
333-42529, 333-42961, 333-52627, 333-52629, 333-78345, 333-36924, 333-51390,
333-91917, and 333-60870 on Form S-8 333-60973, 333-47066, 333-82007 on Form
S-3; and 333-43771 and 333-86695 on Form S-4; and 333-88178 on Form S-8 of
Metris Companies Inc. of our report dated April 9, 2004 relating to the consolidated balance sheets of Metris Companies Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Metris Companies Inc.

Our report refers to a change in accounting method for derivative financial instruments in 2001.

Minneapolis, Minnesota
April 9, 2004